Exhibit 99.1

Praxair Reports Third-Quarter 2012 Results

  Net income of $430 million, EPS of $1.43
  Adjusted net income of $419 million, adjusted EPS of $1.39*
  Record operating cash flow of $746 million; capex of $547 million
  Robust project proposal activity; $2.6 billion project backlog
  Fourth-quarter EPS guidance of $1.35 to $1.40

DANBURY, Conn.--(BUSINESS WIRE)--October 24, 2012--Praxair, Inc. (NYSE: PX) reported third-quarter net income and diluted earnings per share of $430 million and $1.43, respectively. These results include an income tax benefit, cost reduction charges taken primarily in Europe, and a pension settlement charge. Excluding these items, adjusted net income and diluted earnings per share were $419 million and $1.39, 2% and 1% below the prior-year quarter, respectively.*

Sales in the third quarter were $2,774 million, 4% below the prior-year quarter. Sales growth was 4%, excluding negative foreign currency translation and cost pass-through effects. Underlying sales grew in all geographic segments except Europe. North American sales growth reflects higher price and solid demand from the manufacturing, energy and metals markets. Sales growth in Asia reflects new plant start-ups for chemicals and metals customers partially offset by reduced shipments to the electronics and photovoltaic industries. Europe and South America sales were negatively impacted by weak macro-economic conditions and significant foreign currency headwinds.

Reported operating profit in the third quarter was $558 million. Adjusted operating profit of $623 million was 1% below the prior-year quarter of $632 million. Excluding currency effects, operating profit grew 7% from price, productivity gains and acquisitions. Adjusted operating margin as a percentage of sales was 22.5%.*

Third-quarter cash flow from operations was a record $746 million and capital expenditures were $547 million, primarily for new production plants under long-term contracts with customers. The backlog of new projects under construction for on-site customers was $2.6 billion with new project signings during the quarter in China and Brazil. The company paid dividends of $164 million and repurchased $106 million of stock, net of issuances. The debt-to-capital ratio was 51.6% and debt-to-EBITDA was 1.9x.* The after-tax return-on-capital and return on equity were 14.2% and 29.2%, respectively.*

Commenting on the financial results and business outlook, chairman, president and chief executive officer Steve Angel said, “Praxair’s relentless focus on operational excellence, project execution and financial discipline will continue to deliver increasing cash flow and earnings per share for our shareholders.

While we are expecting that macro-economic conditions overall may continue to weaken in the near-term, we will continue to drive long-term growth through our strategy of focusing on energy, environmental and emerging markets opportunities.”

For the fourth quarter of 2012, Praxair expects diluted earnings per share to be in the range of $1.35 to $1.40.

For the full year of 2012, Praxair expects sales in the area of $11.2 billion, which on a year-over-year comparison basis reflects negative currency effects and cost pass-through. For the full year of 2012, the company expects adjusted diluted earnings per share to be in the range of $5.54 to $5.59.* Excluding the impact of currency, adjusted full-year diluted earnings per share growth would be approximately 7% to 8% versus 2011.* Full-year capital expenditures are expected to be about $2.2 billion and the adjusted effective tax rate is forecasted to be about 28%.*

Following is additional detail on third-quarter 2012 results by segment.

In North America, third-quarter sales were $1,391 million, 2% below the prior-year quarter. Excluding the effects of lower cost pass-through and currency translation, sales grew 4% primarily from higher pricing and acquisitions of packaged gas distributors. Sales grew to the manufacturing, energy and metals markets. Operating profit of $374 million grew 10% from the prior year due primarily to higher pricing and ongoing productivity initiatives.

In Europe, third-quarter sales were $352 million. Sales were 2% below the prior-year quarter due primarily to negative currency translation which decreased sales by 13%. Lower underlying volumes, primarily in Spain and Italy, were offset by higher price and the consolidation of an acquisition in Scandinavia in 2011. Operating profit of $60 million was $8 million below the prior-year quarter, due to negative currency translation and lower volumes.

In South America, third-quarter sales were $516 million, 15% lower than the prior-year quarter due to the impact of negative currency translation. Underlying sales increased 1% versus the prior-year quarter. Operating profit was $112 million as compared to $140 million in the prior-year period due to negative currency translation and lower merchant and packaged gas volumes.

Sales in Asia were $358 million, up 3% from the prior-year quarter. Higher on-site sales in China from new plant start-ups were partially offset by lower merchant sales to the electronics and photovoltaic industries. Operating profit was $52 million, as compared to $58 million in the prior-year, due to negative currency translation and lower pricing.

Praxair Surface Technologies third-quarter sales were $157 million compared to $163 million in the prior-year quarter. Sales grew 2%, excluding currency translation impact, primarily from higher jet engine and energy coatings. Operating profit was $25 million with underlying growth offset by currency translation impacts and cost increases.

Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies are making the planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

*See the attachments for calculations of non-GAAP measures. Third-quarter 2012 results are adjusted to exclude cost reduction charges, a pension settlement charge and an income tax benefit.

Attachments: Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary, Appendix: Non-GAAP Measures.

A teleconference on Praxair’s third-quarter results is being held this morning, October 24, at 11:00 a.m. Eastern Time. The number is (617) 597-5397 -- Passcode: 56053291. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are also available.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

(Millions of dollars, except per share amounts)
	Operating Profit		Income Taxes		Net Income - Praxair, Inc.		Diluted EPS
	2012	2011	2012	2011	2012	2011	2012	2011

Quarter Ended September 30,
Reported GAAP amounts	$558	$632	$90	$166	$430	$429	$1.43	$1.40
Non-GAAP adjustments:
Cost reduction program (a)	56	-	16	-	38	-	0.12	-
Pension settlement charge (b)	9	-	3	-	6	-	0.02	-
Income tax benefit (c)	-	-	55	-	(55)	-	(0.18)	-
Total adjustments	65	-	74	-	(11)	-	(0.04)	-
Adjusted amounts	$623	$632	$164	$166	$419	$429	$1.39	$1.40

Nine-months Ended September 30,
Reported GAAP amounts	$1,821	$1,850	$424	$485	$1,278	$1,252	$4.23	$4.07
Non-GAAP adjustments:
Cost reduction program (a)	56	-	16	-	38	-	0.12	-
Pension settlement charge (b)	9	-	3	-	6	-	0.02	-
Income tax benefit (c)	-	-	55	-	(55)	-	(0.18)	-
Total adjustments	65	-	74	-	(11)	-	(0.04)	-
Adjusted amounts	$1,886	$1,850	$498	$485	$1,267	$1,252	$4.19	$4.07

(a) Charges related to severance and business restructuring actions primarily in Europe within the industrial gases and surface technologies businesses.
(b) A pension settlement charge was recorded in the 2012 third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan to a number of recently retired senior managers.
(c) Income tax benefit related to a loss on a liquidated subsidiary as a result of the divestiture of the U.S. Homecare business.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,

	2012	2011	2012	2011

SALES	$2,774	$2,896	$8,425	$8,456
Cost of sales	1,595	1,684	4,813	4,860
Selling, general and administrative	306	307	951	924
Depreciation and amortization	248	256	747	754
Research and development	24	22	73	67
Cost reduction program and other charges	65	-	65	-
Other income (expense) - net	22	5	45	(1)
OPERATING PROFIT	558	632	1,821	1,850
Interest expense - net	36	36	106	107
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	522	596	1,715	1,743
Income taxes	90	166	424	485
INCOME BEFORE EQUITY INVESTMENTS	432	430	1,291	1,258
Income from equity investments	8	13	25	33
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	440	443	1,316	1,291
Less: noncontrolling interests	(10)	(14)	(38)	(39)
NET INCOME - PRAXAIR, INC.	$430	$429	$1,278	$1,252

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.44	$1.42	$4.28	$4.13

Diluted earnings per share	$1.43	$1.40	$4.23	$4.07

Cash dividends	$0.55	$0.50	$1.65	$1.50

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	298,416	301,594	298,793	303,125
Diluted shares outstanding (000's)	301,731	305,623	302,352	307,581

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	September 30,	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$108	$90
Accounts receivable - net	1,901	1,795
Inventories	483	456
Prepaid and other current assets	361	266
TOTAL CURRENT ASSETS	2,853	2,607

Property, plant and equipment - net	11,074	10,131
Goodwill	2,381	2,372
Other intangibles - net	146	167
Other long-term assets	1,185	1,079
TOTAL ASSETS	$17,639	$16,356
LIABILITIES AND EQUITY
Accounts payable	$919	$896
Short-term debt	587	337
Current portion of long-term debt	160	387
Other current liabilities	882	915
TOTAL CURRENT LIABILITIES	2,548	2,535
Long-term debt	6,389	5,838
Other long-term liabilities	2,113	1,966
TOTAL LIABILITIES	11,050	10,339

REDEEMABLE NONCONTROLLING INTERESTS	243	220

EQUITY
Praxair, Inc. shareholders' equity	6,015	5,488
Noncontrolling interests	331	309
TOTAL EQUITY	6,346	5,797
TOTAL LIABILITIES AND EQUITY	$17,639	$16,356

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2012	2011	2012	2011
OPERATIONS
Net income - Praxair, Inc.	$430	$429	$1,278	$1,252
Noncontrolling interests	10	14	38	39
Net income (including noncontrolling interests)	440	443	1,316	1,291

Adjustments to reconcile net income to net cash provided by operating activities:

Cost reduction program, net of payments	52	-	52	-
Deferred income taxes	119	(49)	202	33
Depreciation and amortization	248	256	747	754
Accounts receivable	(60)	65	(107)	(202)
Inventory	(16)	7	(30)	(43)
Payables and accruals	43	105	(75)	(48)
Pension contributions	(3)	(2)	(112)	(87)
Other	(77)	(93)	(120)	(34)
Net cash provided by operating activities	746	732	1,873	1,664
INVESTING
Capital expenditures	(547)	(458)	(1,594)	(1,225)
Acquisitions, net of cash acquired	(58)	(19)	(109)	(99)
Divestitures and asset sales	6	3	77	40
Net cash used for investing activities	(599)	(474)	(1,626)	(1,284)

FINANCING
Debt increase (decrease) - net	131	204	583	725
Issuances of common stock	19	22	126	164
Purchases of common stock	(125)	(273)	(438)	(758)
Cash dividends - Praxair, Inc. shareholders	(164)	(150)	(492)	(453)
Excess tax benefit on stock option exercises	6	6	50	47
Noncontrolling interest transactions and other	(14)	(3)	(55)	(4)
Net cash provided by (used for) financing activities	(147)	(194)	(226)	(279)

Effect of exchange rate changes on cash and cash equivalents
	4	(19)	(3)	(15)

Change in cash and cash equivalents	4	45	18	86
Cash and cash equivalents, beginning-of-period	104	80	90	39

Cash and cash equivalents, end-of-period	$108	$125	$108	$125

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,

	2012	2011 (a)	2012	2011 (a)
SALES
North America	$1,391	$1,416	$4,182	$4,102
Europe	352	361	1,111	1,076
South America	516	607	1,598	1,776
Asia	358	349	1,040	1,014
Surface Technologies	157	163	494	488
Total sales	$2,774	$2,896	$8,425	$8,456

OPERATING PROFIT
North America	$374	$340	$1,098	$978
Europe	60	68	196	208
South America	112	140	337	412
Asia	52	58	177	174
Surface Technologies	25	26	78	78
Segment operating profit	623	632	1,886	1,850

Cost reduction program and other charges	(65)	-	(65)	-
Total operating profit	$558	$632	$1,821	$1,850
(a)	Effective with the 2012 first quarter, Praxair changed the measurement of its segment sales and operating profit. These changes primarily relate to helium and specialty gas sales and result in slightly higher sales and operating profit in the Europe and Asia segments with offsetting declines in the North America segment. Prior period amounts have been reclassified to conform to the current presentation. See the Investors section of Praxair's website for a summary of the remeasurement adjustments for 2011 and 2010.

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2012			2011
	Q3 (b)	Q2	Q1	Q4 (b)	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,774	$2,811	$2,840	$2,796	$2,896	$2,858	$2,702
Cost of sales	1,595	1,602	1,616	1,598	1,684	1,640	1,536
Selling, general and administrative	306	310	335	315	307	309	308
Depreciation and amortization	248	247	252	249	256	254	244
Research and development	24	25	24	23	22	23	22
Cost reduction program and other charges - net	65	-	-	1	-	-	-
Other income (expenses) - net	22	9	14	8	5	(5)	(1)
Operating profit	558	636	627	618	632	627	591
Interest expense - net	36	33	37	38	36	36	35
Income taxes	90	169	165	156	166	163	156
Income from equity investments	8	10	7	7	13	11	9
Net income (including noncontrolling interests)	440	444	432	431	443	439	409
Less: noncontrolling interests	(10)	(15)	(13)	(11)	(14)	(14)	(11)
Net income - Praxair, Inc.	$430	$429	$419	$420	$429	$425	$398

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.43	$1.42	$1.38	$1.38	$1.40	$1.38	$1.29
Cash dividends per share	$0.55	$0.55	$0.55	$0.50	$0.50	$0.50	$0.50
Diluted weighted average shares outstanding (000's)	301,731	302,492	302,876	303,700	305,623	308,253	308,595

FROM THE BALANCE SHEET
Net debt (a)	$7,028	$6,891	$6,749	$6,472	$6,185	$6,039	$5,752
Capital (a)	$13,617	$13,017	$13,248	$12,489	$12,306	$12,809	$12,289
Debt-to-capital ratio (a)	51.6%	52.9%	50.9%	51.8%	50.3%	47.1%	46.8%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$746	$725	$402	791	$732	$573	$359
Capital expenditures	547	564	483	572	458	433	334
Acquisitions	58	39	12	195	19	80	-
Cash dividends	164	164	164	149	150	151	152

OTHER INFORMATION
After-tax return on capital (ROC) (a)	14.2%	14.5%	14.6%	14.8%	14.8%	14.7%	14.6%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	29.2%	29.0%	28.4%	28.1%	27.2%	26.6%	26.6%
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (a)	$879	$893	$886	$875	$901	$892	$844
Debt-to-adjusted EBITDA ratio (a)	1.9	1.8	1.8	1.7	1.7	1.6	1.6
Number of employees	26,215	26,353	26,259	26,184	25,793	25,678	25,482

SEGMENT DATA (c)
SALES
North America	$1,391	$1,393	$1,398	$1,388	$1,416	$1,361	$1,325
Europe	352	382	377	382	361	370	345
South America	516	520	562	532	607	611	558
Asia	358	348	334	334	349	348	317
Surface Technologies	157	168	169	160	163	168	157
Total sales	$2,774	$2,811	$2,840	$2,796	$2,896	$2,858	$2,702
OPERATING PROFIT
North America	$374	$363	$361	$353	$340	$326	$312
Europe	60	68	68	64	68	72	68
South America	112	110	115	118	140	139	133
Asia	52	68	57	60	58	63	53
Surface Technologies	25	27	26	24	26	27	25
Segment operating profit	623	636	627	619	632	627	591
Cost reduction program and other charges - net	(65)	-	-	(1)	-	-	-
Total operating profit	$558	$636	$627	$618	$632	$627	$591
(a)	Non-GAAP measure, see Appendix.

(b)	The third quarter 2012 includes: (i) a pre-tax charge of $56 million ($38 million after-tax and non-controlling interests, or $0.12 per diluted share) related to the 2012 cost reduction program; (ii) a pre-tax charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement; and (iii) an income tax benefit of $55 million, or $0.18 per diluted share related to a loss on liquidated subsidiary as a result of the divestiture of the U.S. Homecare business. The fourth quarter 2011 includes: (i) a pre-tax gain of $39 million ($37 million after-tax and noncontrolling interests, or $0.12 per diluted share) related to a gain on acquisition; and (ii) a pre-tax charge of $40 million ($31 million after-tax, or $0.10 per diluted share) related to the 2011 cost reduction program. Also, see the Appendix - Non-GAAP Measures which provides Non-GAAP amounts that exclude the impact of these items.

(c)	Effective with the 2012 first quarter, Praxair changed the measurement of its segment sales and operating profit. Prior period amounts have been reclassified to conform to the current presentation. See segment information.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financing leverage, return on net assets employed and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the 2012 cost reduction program, pension settlement charge, and an income tax benefit; the 2011 fourth quarter gain on acquisition and cost reduction program; and the 2010 first quarter loss on Venezuela currency devaluation and the 2010 fourth quarter loss on the U.S. Homecare divestiture, Spanish income tax settlement and repatriation tax benefit which helps investors understand underlying performance on a comparable basis.

To be more consistent with the methodology used for annual reporting and to improve comparability, effective in the third quarter 2012 the company changed the methodology that it uses for calculating the following non-GAAP measures: Debt to capital, After-tax ROC, ROE, Debt-to-Adjusted EBITDA These calculations are now based on a rolling four quarters approach for the earnings component of the calculations (NOPAT, Net income- Praxair, Inc., Adjusted EBITDA) and a five quarter average for the balance sheet component of the calculation (capital, equity, debt). In addition, the company decided to use net debt instead of debt in the calculations. Net debt is defined as debt less cash and cash equivalents. Prior period amounts have been adjusted to conform to the current methodology. For transition purposes, the company has also presented the amounts calculated using the previous methodology.

	2012			2011				2010
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Debt to Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$7,136	$6,995	$6,856	$6,562	$6,310	$6,119	$5,838	$5,557	$5,077	$5,026	$5,404
Less: cash and cash equivalents	(108)	(104)	(107)	(90)	(125)	(80)	(86)	(39)	(71)	(48)	(376)
Net debt	7,028	6,891	6,749	6,472	6,185	6,039	5,752	5,518	5,006	4,978	5,028
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	243	232	232	220	-	-	-	-	-	-	-
Praxair, Inc. shareholders' equity	6,015	5,615	5,940	5,488	5,753	6,400	6,165	5,792	5,991	5,452	5,398
Noncontrolling interests	331	279	327	309	368	370	372	353	339	315	332
Total equity and redeemable noncontrolling interests	6,589	6,126	6,499	6,017	6,121	6,770	6,537	6,145	6,330	5,767	5,730
Capital	$13,617	$13,017	$13,248	$12,489	$12,306	$12,809	$12,289	$11,663	$11,336	$10,745	$10,758
Add: cash and cash equivalents	108	104	107	90	125	80	86	39	71	48	376
Total capital	$13,725	$13,121	$13,355	$12,579	$12,431	$12,889	$12,375	$11,702	$11,407	$10,793	$11,134

Net debt-to-capital	51.6%	52.9%	50.9%	51.8%	50.3%	47.1%	46.8%	47.3%	44.2%	46.3%	46.7%

Debt-to-total capital	52.0%	53.3%	51.3%	52.2%	50.8%	47.5%	47.2%	47.5%	44.5%	46.6%	48.5%

After -tax return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$623	$636	$627	$619	$632	$627	$591	$563	$551	$547	$506
Less: adjusted income taxes (a)	(164)	(169)	(165)	(162)	(166)	(163)	(156)	(149)	(146)	(145)	(132)
Less: tax benefit on interest expense	(10)	(9)	(10)	(11)	(10)	(10)	(10)	(8)	(8)	(8)	(9)
Add: income from equity investments	8	10	7	7	13	11	9	11	12	8	7
Adjusted net operating profit after-tax (NOPAT)	$457	$468	$459	$453	$469	$465	$434	$417	$409	$402	$372
4-quarter trailing adjusted NOPAT	$1,837	$1,849	$1,846	$1,821	$1,785	$1,725	$1,662

Ending capital (see above)	$13,617	$13,017	$13,248	$12,489	$12,306	$12,809	$12,289	$11,663	$11,336	$10,745	$10,758
5-quarter average ending capital	$12,935	$12,774	$12,628	$12,311	$12,081	$11,768	$11,358
Ending total capital (see above)	$13,725	$13,121	$13,355	$12,579	$12,431	$12,889	$12,375	$11,702
2-quarter average ending total capital	$13,423	$13,238	$12,967	$12,505	$12,660	$12,632	$12,039

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	14.2%	14.5%	14.6%	14.8%	14.8%	14.7%	14.6%

Quarterly after-tax ROC ((current quarter NOPAT/2-quarter average total capital) x 4)	13.6%	14.1%	14.2%	14.5%	14.8%	14.7%	14.4%

Return on Praxair, Inc. Shareholder's equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$419	$429	$419	$414	$429	$425	$398	$388	$377	$371	$340
4-quarter trailing adjusted net income - Praxair, Inc. (a)	$1,681	$1,691	$1,687	$1,666	$1,640	$1,588	$1,534

Ending Praxair, Inc. shareholders' equity	$6,015	$5,615	$5,940	$5,488	$5,753	$6,400	$6,165	$5,792	$5,991	$5,452	$5,398
5-quarter average Praxair shareholders' equity	$5,762	$5,839	$5,949	$5,920	$6,020	$5,960	$5,760
2-quarter average Praxair shareholders' equity	$5,815	$5,778	$5,714	$5,621	$6,077	$6,283	$5,979

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	29.2%	29.0%	28.4%	28.1%	27.2%	26.6%	26.6%

Quarterly ROE ((current quarter adjusted net income - Praxair, Inc. / 2-quarter average Praxair shareholders' equity) x 4)	28.8%	29.7%	29.3%	29.5%	28.3%	27.1%	26.6%

Adjusted EBITDA and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet it's financial obligations.

Adjusted net income - Praxair, Inc. (a)	$419	$429	$419	$414	$429	$425	$398	$388	$377	$371	$340

Add: adjusted noncontrolling interests (a)	12	15	13	12	14	14	11	9	11	10	9
Add: interest expense - net	36	33	37	38	36	36	35	28	29	29	32
Add: adjusted income taxes (a)	164	169	165	162	166	163	156	149	146	145	132
Add: depreciation and amortization	248	247	252	249	256	254	244	240	227	230	228
Adjusted EBITDA	$879	$893	$886	$875	$901	$892	$844	$814	$790	$785	$741
4-quarter trailing adjusted EBITDA	$3,533	$3,555	$3,554	$3,512	$3,451	$3,340	$3,233

Ending net debt (see above)	$7,028	$6,891	$6,749	$6,472	$6,185	$6,039	$5,752	$5,518	$5,006	$4,978	$5,028
5-quarter average net debt	$6,665	$6,467	$6,239	$5,993	$5,700	$5,459	$5,256
Ending debt (see above)	$7,136	$6,995	$6,856	$6,562	$6,310	$6,119	$5,838	$5,557
2-quarter average debt	$7,066	$6,926	$6,709	$6,436	$6,215	$5,979	$5,698

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	1.9	1.8	1.8	1.7	1.7	1.6	1.6

Quarterly Debt-to-adjusted EBITDA ratio ((2-quarter average debt / current quarter adjusted EBITDA )/ 4)	2.0	1.9	1.9	1.8	1.7	1.7	1.7

(a)The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the Third Quarter and September year-to-date of 2012, the Fourth Quarter and full year of 2011 and the First Quarter, Fourth Quarter and full year 2010. Additionally, this table presents the percentage change in Diluted EPS Guidance for the full year 2012.

	Year-to-date September 30,	Third Quarter	Year	Fourth Quarter	Year	Fourth Quarter	First Quarter
	2012	2012	2011	2011	2010	2010	2010
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$1,821	$558	$2,468	$618	$2,082	$505	$479
Add: Pension settlement charge	9	9	-	-	-	-	-
Add: Cost reduction program	56	56	40	40	-	-	-
Less: Gain on acquisition	-	-	(39)	(39)	-	-	-
Add: U.S. Homecare divestiture	-	-	-	-	58	58	-
Add: Venezuela currency devaluation	-	-	-	-	27	-	27
Total adjustments	65	65	1	1	85	58	27
Adjusted operating profit	$1,886	$623	$2,469	$619	$2,167	$563	$506

Reported sales	$8,425	$2,774	$11,252	$2,796	$10,116	$2,623	$2,428
Adjusted operating profit margin	22.4%	22.5%	21.9%	22.1%	21.4%	21.5%	20.8%

Adjusted Income Taxes
Reported income taxes	$424	$90	$641	$156	$768	$346	$131
Add: Pension settlement charge	3	3	-	-	-	-	-
Add: Income tax benefit	55	55	-	-	-	-	-
Add: Cost reduction program	16	16	9	9	-	-	-
Less: Gain on acquisition	-	-	(3)	(3)	-	-	-
Less: Spanish income tax settlement	-	-	-	-	(250)	(250)	-
Add: U.S. Homecare divestiture	-	-	-	-	18	18	-
Add: Repatriation tax benefit	-	-	-	-	35	35	-
Add: Venezuela currency devaluation	-	-	-	-	1	-	1
Total adjustments	74	74	6	6	(196)	(197)	1
Adjusted income taxes	$498	$164	$647	$162	$572	$149	$132

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$1,715	$522	$2,323	$580	$1,964	$477	$447
Add: Pension settlement charge	9	9	-	-	-	-	-
Add: Cost reduction program	56	56	40	40	-	-	-
Less: Gain on acquisition	-	-	(39)	(39)	-	-	-
Add: U.S. Homecare divestiture	-	-	-	-	58	58	-
Add: Venezuela currency devaluation	-	-	-	-	27	-	27
Total adjustments	65	65	1	1	85	58	27
Adjusted income before income taxes and equity investments	$1,780	$587	$2,324	$581	$2,049	$535	$474

Adjusted income taxes (above)	$498	$164	$647	$162	$572	$149	$132
Adjusted effective tax rate	28%	28%	28%	28%	28%	28%	28%

Adjusted Noncontrolling interest
Reported noncontrolling interest	$38	$10	$50	$11
Add: Cost reduction program	2	2	-	-
Add: Gain on acquisition	-	-	1	1
Total adjustments	2	2	51	12
Adjusted noncontrolling interest	$40	$12	$51	$12

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$1,278	$430	$1,672	$420	$1,195	$133	$314
Add: Pension settlement charge	6	6	-	-	-	-	-
Less: Income tax benefit	(55)	(55)	-	-	-	-	-
Add: Cost reduction program	38	38	31	31	-	-	-
Less: Gain on acquisition	-	-	(37)	(37)	-	-	-
Add: Spanish income tax settlement	-	-	-	-	250	250	-
Add: U.S. Homecare divestiture	-	-	-	-	40	40	-
Less: Repatriation tax benefit	-	-	-	-	(35)	(35)	-
Add: Venezuela currency devaluation	-	-	-	-	26	-	26
Total adjustments	(11)	(11)	(6)	(6)	281	255	26
Adjusted net income - Praxair, Inc.	$1,267	$419	$1,666	$414	$1,476	$388	$340

Adjusted Diluted EPS
Reported diluted EPS	$4.23	$1.43	$5.45	$1.38	$3.84	$0.43	$1.01
Add: Pension settlement charge	0.02	0.02	-	-	-	-	-
Less: Income tax benefit	(0.18)	(0.18)	-	-	-	-	-
Add: Cost reduction program	0.12	0.12	0.10	0.10	-	-	-
Less: Gain on acquisition	-	-	(0.12)	(0.12)	-	-	-
Add: Spanish income tax settlement	-	-	-	-	0.80	0.80	-
Add: U.S. Homecare divestiture	-	-	-	-	0.13	0.13	-
Less: Repatriation tax benefit	-	-	-	-	(0.11)	(0.11)	-
Add: Venezuela currency devaluation	-	-	-	-	0.08	-	0.08
Total adjustments	(0.04)	(0.04)	(0.02)	(0.02)	0.90	0.82	0.08
Adjusted diluted EPS	$4.19	$1.39	$5.43	$1.36	$4.74	$1.25	$1.09

Percentage Change in Adjusted Full Year 2012 Diluted EPS Guidance

	Full Year 2012
	Low End	High End

Diluted EPS guidance	$5.58	$5.63
Non-GAAP adjustments:
Add: Pension settlement charge	0.02	0.02
Less: Income tax benefit	(0.18)	(0.18)
Add: Cost reduction program	0.12	0.12
Adjusted diluted EPS *	$5.54	$5.59
Add: estimated negative currency impact	0.28	0.28
2012 adjusted diluted EPS guidance, excluding currency impact	$5.82	$5.87

2011 adjusted diluted EPS (see above)	$5.43	$5.43

Percentage change from 2011 adjusted amounts	2%	3%
Percentage change from 2011 adjusted amounts, excluding currency impact	7%	8%

CONTACT:
Praxair, Inc.
Investors
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com
or
Media
Jacqueline Hunt, 203-837-2663
jacquline_hunt@praxair.com